Exhibit 8.1

                                                              January 22, 2002

Silverline Technologies Limited
Kolshet Road, Dhokali
Thane (West), India 400607

         Re: Federal Income Tax Considerations Relating to Silverline Technologies Limited

Ladies and Gentlemen:

          We have acted as counsel to Silverline Technologies Limited, a corporation organized under the law of India (the "Company"), in connection with the proposed sale of American Depositary Shares relating to its ordinary shares by existing shareholders of the Company in a registered public offering and the preparation and filing of a registration statement on Form F-3 to be filed by the Company with the Securities and Exchange Commission on [Date] (the "Registration Statement") and the prospectus contained therein (the "Prospectus").

          In rendering our opinion, we have reviewed the Registration Statement and the Prospectus and the documents attached as exhibits thereto, and we have assumed that the statements therein are and will remain true, correct and complete and that actions described in the Prospectus have been or will be taken as described. We have assumed the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all of those documents. We have assumed that all factual matters in documents submitted to us and all of the other information furnished to us are true, correct and complete.

          Based on the foregoing, in reliance thereon and subject thereto, and based on the Code, the Treasury regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service and judicial decisions, all as in effect on the date hereof, it is our opinion that the statements set forth in the Prospectus under the caption "Material U.S. Federal Income Tax Consequences", insofar as they purport to describe the matters of law referred to therein, represent the material federal income tax considerations relevant to persons who will acquire American Depositary Shares of the Company.

          The foregoing opinion is limited to the matters expressly set forth, and no opinion is to be implied or inferred beyond the matters expressly stated. This opinion speaks only as of the date hereof and is based solely on legal authorities as they currently exist. Those legal authorities are subject to change either prospectively or retroactively, and we assume no obligation to update or supplement this opinion. In addition, any variation or difference in the facts from those set forth or assumed herein may affect the conclusion stated herein.


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          This opinion is furnished to you for use in connection with the
Registration Statement and the Prospectus. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. Very truly yours,

                                               /s/ Greenberg Traurig, P.A.
                                               ---------------------------
                                               Greenberg Traurig, P.A.

CES/mc